Exhibit 10.89

Adopted by the Company on

Approved by the Inland Revenue on

THE AMGEN 1999 UK COMPANY
EMPLOYEE SHARE OPTION PLAN

RULES OF THE AMGEN 1999 UK COMPANY EMPLOYEE SHARE OPTION PLAN

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Plan the following words and expressions have the following meanings:

“Approval Date” the date on which the Plan is approved by the Inland Revenue.

“Associated Company” an Associated Company of the Company within the meaning of section 187(2) of ICTA.

“Auditors” the Auditors nominated by the Board for the purposes of the Plan.

“Board” the Board of Directors of the Company or, save for the purposes of rule 12.4, any duly constituted committee to which responsibility for administration of the Plan has been delegated.

“Close Company” the meaning given in section 414 of ICTA disregarding sections 414(l)(a) and 415 of ICTA.

“Company”Amgen Limited (registered No ________________________ ) whose registered office is at [ _____________________ ].

“Control” the meaning given in Section 840 of ICTA.

“Date of Exercise” the last day of the calendar month following the month in which the Board receives the Exercise notice. Option Certificate and the aggregate Exercise Price.

“Date of Grant” the date on which the Board grants an Option in accordance with the terms of rule 5.

“Eligible Employee”  any director of any Participating Company (other than a director of the Parent Company) who is required to devote to his duties not less than 25 hours per week (excluding meal breaks) or any employee (other than one who is a director) of any Participating Company, and who, in either case is not precluded by paragraph 8 of Schedule 9 from participating in the Plan.

“Exchange Rate” the actual rate of exchange prevailing on conversion of the Date of Exercise of an Optionholder’s payment on the exercise of an Option, from Pounds Sterling to US Dollars.

“Exercise Price”  in relation to any Subsisting Option and any Option which it is proposed to grant means the price in US Dollars (as determined in accordance with rule 3) at which each Share subject to that Option may be acquired on the exercise of the Option.

“Full-Time Director” a bona fide employee who is a director of a Participating Company and who is required under his contract of employment to devote to his duties not less than 25 hours per week (excluding meal breaks).

“ICTA” the Income and Corporation Taxes Act 1988.

“Market Value”  in relation to a Share on any day means the Market Value of a Share as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed on or before that day with the Shares Valuation Division of the Inland Revenue.

“Material Interest” the meaning given in section 187(3) ICTA.

“Option” a right to acquire Shares granted (or to be granted) in accordance with the rules of this Plan.

“Optionholder” an individual to whom an Option has been granted or his Personal Representatives.

“Parent Company” Amgen, Inc.

“Participating Company” the Parent Company and the Company.

“Personal Representatives”  in relation to an Optionholder, the Optionholder’s legal Personal Representatives (being either the executors of his will to whom a valid grant of probate has been made or the duly appointed administrators of his estate) who in either case have provided the Board with satisfactory evidence of their appointment.

“Plan” the Amgen 1999 UK Company Employee Share Option Plan as constituted and governed by these rules as from time to time amended.

“Schedule 9” Schedule 9 ICTA 1988.

“Share” a Share in the Amgen, Inc. US$.0001 par value common stock which satisfies the conditions specified in paragraphs 10-14 inclusive of Schedule 9.

“Subsisting Option” an Option which has neither lapsed nor been exercised.

“Vest” in relation to any Subsisting Option means becoming capable of being exercised subject to the rules of the Plan. “Vesting” and “Vested” shall be construed accordingly.

1.2	Where the context so admits the singular shall include the plural and vice versa and the masculine shall include the feminine.

1.3	Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

1.4	References to rules are to the rules of this Plan.

2.	INVITATION TO APPLY FOR OPTIONS

2.1

Subject to rule 2.2 the Board shall have an absolute discretion to select any number of individuals who may at the intended Date of Grant be Eligible Employees and invite them to apply for the grant of Options.

2.2	The Board may invite applications at any time following the approval of the Plan under Schedule 9 by the Board of Inland Revenue.

2.3	Each invitation shall be in writing and shall:

	2.3.1	specify the date (being no earlier than seven and no later than fourteen days after the date of issue of the invitation) by which an application must be made;

	2.3.2	invite the Eligible Employee to apply for an Option;

	2.3.3	specify the maximum number of Shares over which such Eligible Employee may on that occasion apply for an Option which shall be determined at the absolute discretion of the Board;

	2.3.4	specify the Exercise Price;

	2.3.5	set out any conditions to which the exercise of the Option will be subject; and

	2.3.6	specify the form and manner in which the invitation may be accepted.

2.4	Each invitation shall be accompanied by an application in such form, not inconsistent with these rules, as the Board may determine.

3.	EXERCISE PRICE

The Exercise Price shall be determined by the Board but shall not be less than:

3.1	the Market value of a Share on the day immediately preceding the date on which the invitation to apply for an Option is issued in accordance with rule 2; and

3.2	the nominal value of a Share.

4.	APPLICATIONS FOR OPTIONS

No later than the date specified in the invitation each Eligible Employee to whom an invitation has been issued under rule 2 may apply to the Board, using the application form supplied, for an Option over a number of Shares not exceeding the number specified in the invitation.

5.	GRANT OF OPTIONS

5.1

Before the earlier of the twenty first day following the issue of invitations and the end of the Invitation Period, the Board may, subject to rule 5.2, grant to each applicant who is still an Eligible Employee an Option over the number of Shares specified in his application.

5.2	No Option shall be granted:

5.2.1

to any person at any time when he has or has within the preceding twelve months had a Material Interest in a Close Company being either the Company or a company which has control of the Company or is a member of a consortium owning the Company;

	5.2.2	to any person within the period of two years ending with the date on which that person is bound to retire in accordance with the terms of his contract of employment; or

	5.2.3	after the earlier of the expiry of the period of ten years from the Adoption Date and the termination of the Plan by a resolution of the Board or of the Company in general meeting.

5.3

An Option Shall be granted by the Company issuing to the Optionholder an option certificate which shall be executed as a deed within the time period specified in rule 5.1 by both the Company and the Optionholder and which shall specify:

	5.3.1	the Date of Grant;

	5.3.2	the number of Shares subject to the Option;

	5.3.3	the Exercise Price; and

	5.3.4	any conditions to which the exercise and/or Vesting of the Option are subject.

5.4

No Option may be transferred, assigned or charged (save for any transfer or assignment to the Personal Representatives of an Optionholder who has died) and any purported transfer, assignment or charge shall cause the Option to lapse immediately.  Each Option certificate shall carry a statement to this effect.

6.	PERFORMANCE-RELATED CONDITIONS OF EXERCISE

6.1

Subject to the following provisions of this rule 6, the Board may, at its absolute discretion, determine that the Vesting and/or exercise of any Option shall be conditional upon the satisfaction of such objective criteria relating to the performance of the Company and/or Associated Company and/or the Optionholder as the Board may decide.

6.2	Any conditions imposed in accordance with rule 6.1 that relate to the Vesting of an Option may provide for that Option to Vest at such times and in such proportions as the Board may determine.

6.3

Any performance-related conditions to which an Option is subject shall be set out in the invitation to apply for the Option issued under rule 2 and in an appendix to the option certificate issued under rule 5.3.

6.4	No performance-related conditions shall be determined or amended in relation to any Option granted to a director of any Participating Company without the consent of the Board.

6.5	The Board may amend any performance-related condition to which a Subsisting Option is subject if events occur which cause the Board acting fairly and reasonably to consider that:

	6.5.1	the performance-related condition provides a materially less effective incentive than it did at the Date of Grant; or

6.5.2

the performance-related condition is no longer appropriate following the occurrence of any event involving the Company, any Associated Company or the Optionholder (including, without limitation any event described in rules 9 or 10); and

	6.5.3	in either case, the amended performance-related conditions are no more difficult to satisfy than the original performance-related conditions when first set.

6.6	The determination and amendment of all performance-related conditions under this rule 6 shall be subject to the approval of the Inland Revenue.

7.	INDIVIDUAL LIMIT ON OPTION GRANTS

7.1	Any Option granted to an Eligible Employee shall be limited and take effect so that the aggregate Market Value of the Shares Subject to that Option, when aggregated with:

	7.1.1	the Market Value of Shares subject to Subsisting Options; and

7.1.2

the aggregate market value of any Shares which the Eligible Employee may acquire by exercising options granted under any other plan which has been established by the Company or any Associated Company and approved under Schedule 9 (other than any savings-related option plan)

does not exceed £30,000.

7.2	For the purposes of this rule 7, the market value of Shares shall be calculated as follows:

	7.2.1	in relation to Shares over which Options are held, as the Exercise Price;

7.2.2

in relation to any other Amgen, Inc. US$.0001 par value common stock over which options have been granted under any plan approved under Schedule 9, the market value as agreed with the Inland Revenue at the date of grant of such Options or at any earlier time agreed with the Inland Revenue.

8.	VESTING AND EXERCISE OF OPTIONS

8.1	Notwithstanding the remaining provisions of this rule 8, no Option may be exercised at any time unless any performance-related conditions to which that Option is subject have been satisfied.

8.2

An Option can only be exercised at any time to the extent that it has Vested and in accordance with rule 8.6.  Any part of an Option that is not Vested cannot be exercised notwithstanding the provisions of rule 8.5.

8.3	The manner in which an Option shall Vest shall be set out in the Option Certificate.

8.4	The terms set out in the Option Certificate may provide for the Vesting of the Option to be accelerated in the following circumstances:

8.4.1

if the Optionholder’s employment terminates by reason of death or permanent and total disability the Vesting of the Option may be accelerated by twelve months for each full year that the Optionholder has been employed by any Participating Company; or

8.4.2

if the Optionholder retires voluntarily on or after his 60th birthday, any part of the Option which would have Vested after the retirement but before its first anniversary shall Vest on the date of retirement.

8.5	Subject to rule 8.2, any Option which has Vested and which has not lapsed may be exercised in whole or in part at any time following the earliest of the following events:

	8.5.1	the third anniversary of the Date of Grant;

	8.5.2	the death of the Optionholder; and

	8.5.3	the date on which the Optionholder ceases to be a director or employee of any Participating Company for any other reason than death, or permanent and total disability.

8.6	Every exercise of an Option, whether in whole or in part must comply with the provisions of rule 10.

8.7	An Option shall lapse on the earliest of the following:

	8.7.1	the day immediately before the tenth anniversary of the Date of the Grant;

	8.7.2	the day immediately before the first anniversary of the Optionholder’s death;

	8.7.3	the day immediately before the first anniversary of the termination of the Optionholder’s employment due to permanent and total disability; or

	8.7.4	three months after the date on which an Optionholder has ceased to be a director or employee of any Participating Company for any reason other than death or permanent or total disability.

8.8

An Option which is subject to performance-related conditions will lapse to the extent that it does not Vest or does not become exercisable as a result of any performance-related conditions not being satisfied.  The date on which such Option lapses whether in whole or in part, shall be the first date on which it is apparent to the Board that the performance-related conditions have not been satisfied.

9.	ADJUSTMENTS UPON CHANGES IN SHARES

9.1

If any change is made in the Shares, or subject to any rights granted under the Plan (through merger, consolidation, reorganisation, recapitalisation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of Shares, exchange of Shares, change in corporate structure or other transaction not involving the receipt of consideration by the Parent Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of Shares subject to the Plan and the class(es) and number of Shares and price per Share of stock subject to outstanding rights.  Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive, subject to the Inland Revenue’s consent.  (The conversion of any convertible securities of the Parent Company shall not be treated as a “transaction not involving the receipt of consideration by the Parent Company”).

9.2	If any person obtains Control of the Parent Company as a result of making:

9.2.1

a general offer to acquire the whole of the issued ordinary Share capital of the Parent Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Parent Company; or

	9.2.2	a general offer to acquire all (or substantially all) the Shares in the Parent Company which are of the same class as the Shares over which Options have been granted then all outstanding Options shall lapse on the date on which such control is obtained.

9.3	For the purposes of this rule 9, a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.

10.	MANNER OF EXERCISE OF OPTIONS

10.1

In order to exercise an Option the Participant shall give to the Directors (or their nominated agent) an Exercise notice stating that the Option is to be exercised on the Date of Exercise in respect of that number of Shares the aggregate Option prices of which are as nearly as possible equal to, but not in excess of, the US Dollar equivalent at the Exchange Rate of the Sterling amount specified in the Exercise notice.  Such

Exercise notice shall be accompanied by payment in full of the Sterling amount specified.  It shall, be the responsibility of the Optionholder to obtain any exchange control consents or other authorities required to enable him to exercise his Option and receive the Shares to be transferred or issued in respect thereof.

10.2

The Date of Exercise shall be the last day of the calendar month following the month in which the Directors receive the Exercise notice, Option Certificate and Sterling proceeds of repayment under the Savings Contract specified in the Exercise Notice (provided that if such day is not a working day in the United Kingdom the next working day) or, if earlier, the last day of any period referred to in rule 4.3.

10.3

Subject to such consents or other required action of any competent authority under regulations or enactments for the time being in force as may be necessary, within thirty days after the Date of Exercise the Parent Company shall arrange for the transfer or issue of the appropriate number of Shares and the transferee or allotee shall be entered in the books of the Parent Company in respect of these Shares.  The said Shares shall rank in full for all dividends and other rights to which a right arises by reference to a record date falling on or after the date on which the transferee or allottee is entered in the books of the Parent Company and shall in all other respects rank pari passu with the other Shares of the same class and shall be acquired subject to the Parent Company’s bylaws.

10.4	Where an option is exercised in part, it shall lapse to the extent of the unexercised balance.

10.5	The Parent Company shall ensure that sufficient Shares are always available to satisfy in full all outstanding Options.

11.	ADMINISTRATION AND AMENDMENT

11.1	The Plan shall be administered by the Board whose decision on all disputes shall be final.

11.2	The Board may from time to time amend these rules provided that:

	11.2.1	no amendment may materially affect an Optionholder as regards an Option granted prior to the amendment being made;

	11.2.2	no amendment may be made which would make the terms on which Options may be granted materially more generous without the prior approval of the Company in general meeting; and

	11.2.3	no amendment shall have effect until approved by the Board of Inland Revenue.

11.3	The cost of establishing and operating the Plan shall be borne by the Participating Companies in such proportions as the Board shall determine.

11.4	The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board which members may be non-employee directors and outside directors.  If administration is delegated to a committee, the committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  Notwithstanding anything else in this rule 11.4 to the contrary, at any time the Board or the committee may delegate to a committee of one or more members of the Board the authority to grant or amend options to all employees or consultants.

11.5

Any notice or other communication under or in connection with the Plan may be given by the Company either personally or by post to the secretary; items sent by post shall be prepaid and shall be deemed to have been received 72 hours after posting.

11.6

The Company shall at all times keep available sufficient authorized and unissued Shares or have sufficient issued Shares under its control to satisfy the exercise to the full extent still possible of all Options which have neither lapsed nor been fully exercised, taking account of any other obligations of the Company to issue unissued Shares.

12.	RELATIONSHIP WITH CONTRACT OF EMPLOYMENT

Notwithstanding any provision of any other or these rules whatsoever:

12.1

the Plan shall not form part of any contract of employment between the Parent Company, the Company, a subsidiary, a group or any Associated Company and any Participant and it shall not confer on any Participant any legal or equitable rights (other than those constituted by the Options themselves) whatsoever against the Parent Company, the Company, a subsidiary, a group or Associated Company or their officers, directors, employees, agents or assigns directly or indirectly or give rise to any cause of action at law or in equity against the Parent Company, the Company, a subsidiary, a group or any Associated Company or their officers, directors, employees, agents or assigns;

12.2	the benefits to the Participants under the Plan shall not form part of their wages or remuneration or count as pay or remuneration for pension or other purposes;

12.3

the Grant of Options to a Participant is a matter entirely separate from any pension right or entitlement he may have and from his terms and conditions of employment and participation in the Plan shall in no respect whatever affect his pension rights or entitlements or terms or conditions of employment and in particular (but without limiting the generality of the foregoing) any Participant who ceases to be an employee of any Company in the group or the Parent Company or any subsidiary of the Parent Company which is not a member of the group shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever and not withstanding that he may have been dismissed wrongfully or unfairly (within the meaning of the Employment Rights Act 1996); and

12.4

no rights granted under the plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  If on a Date of Exercise of any Options granted hereunder the Plan is not so registered, no rights granted under the Plan shall be exercised on said Date of Exercise and the Date of Exercise shall be delayed until the Plan is subject to such an effective registration statement, except that the Date of Exercise shall not be delayed more than two (2) months and the Option can be exercised under rule 4.  If on the Date of Exercise of any Option granted hereunder, as delayed to the maximum extent permissible, the Plan is not registered the Option shall lapse.